      As filed with the Securities and Exchange Commission on May 2, 2003.
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PAREXEL International Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Massachusetts                                          04-2776269
         -------------                                          ----------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

      195 West Street, Waltham, MA                               02451
------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                        PAREXEL International Corporation
                        2000 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full Title of the Plan)

                             Josef H. von Rickenbach
                      Chairman and Chief Executive Officer
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451
                          ----------------------------
                     (Name and Address of Agent for Service)

                                 (781) 487-9900
          (Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:
                              W. Brett Davis, Esq.
                            Assistant General Counsel
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                                  Proposed                 Proposed
          Title of                                                                Maximum                  Maximum
         Securities                     Amount             Offering              Aggregate                Amount of
            to be                        to be             Price Per              Offering               Registration
         Registered                  Registered(1)           Share                 Price                     Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
(and associated Series A
Junior  Participating
Preferred Stock purchase
rights)                            1,000,000 shares        $12.65 (2)         $12,650,000 (2)               $1,023.39
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 29, 2003, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         At the 2002 Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Registrant"), the stockholders of the Registrant approved an amendment to the Registrant's 2000 Employee Stock Purchase Plan (the "Plan"), increasing the aggregate number of shares of the Registrant's Common Stock, $.01 par value per share, issuable under the Plan by 1,000,000 shares. This Registration Statement on Form S-8 is being filed for the purpose of registering such additional 1,000,000 shares of Common Stock of the Registrant under the Plan. The shares registered hereunder are in addition to shares previously registered by the Registrant for issuance under the Plan.

                     STATEMENT OF INCORPORATION BY REFERENCE

.. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-37138 on Form S-8, as filed with the Securities and Exchange Commission on May 16, 2000 with respect to securities offered pursuant to the Plan are hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, state of Massachusetts on this 2nd day of May 2003.

                                       PAREXEL INTERNATIONAL CORPORATION

                                       By: /s/ Josef H. von Rickenbach
                                          --------------------------------
                                          Josef H. von Rickenbach
                                          Chairman and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and Directors of PAREXEL International Corporation hereby severally constitute and appoint Josef H. von Rickenbach and James F. Winschel, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PAREXEL International Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                     TITLE                               DATE
         ---------                                     -----                               ----
                                    Chairman and Chief Executive Officer
/s/ Josef H. von Rickenbach           and Director (principal executive officer)        May 2, 2003
----------------------------
Josef H. von Rickenbach

                                    Senior Vice President and Chief
/s/ James F. Winschel, Jr.          Financial Officer (principal financial              May 2, 2003
---------------------------         and accounting officer)
James F. Winschel, Jr.

/s/ A. Dana Callow, Jr.             Director                                            May 2, 2003
---------------------------
A. Dana Callow, Jr.

/s/ A. Joseph Eagle                 Director                                            May 2, 2003
---------------------------
A. Joseph Eagle

/s/ Patrick J. Fortune              Director                                            May 2, 2003
---------------------------
Patrick J. Fortune

/s/ Richard L. Love                 Director                                            May 2, 2003
---------------------------
Richard L. Love

/s/ Serge Okun                      Director                                            May 2, 2003
---------------------------
Serge Okun

/s/ William U. Parfet               Director                                            May 2 , 2003
---------------------------
William U. Parfet

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBIT
   4.1                     Amended and Restated Articles of Incorporation of the
                           Registrant, as amended.

   4.2 Amended and Restated By-Laws of the Registrant, as amended.

   4.3 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File
                           No. 33-97406) and incorporated herein by this reference).

   4.4                     Rights Agreement dated March 27, 2003 between the
                           Registrant and Equiserve Trust Company, N.A., as
                           Rights Agent, which includes as Exhibit A the Form of Certificate of Vote of Series A Junior Participating
                           Preferred Stock, as Exhibit B the Form of Rights
                           Certificate and as Exhibit C the Summary of Rights to Purchase Common Stock (filed as Exhibit 4.1 to the
                           Registrant's Current Report on Form 8-K filed with the SEC on March 27, 2003 and incorporated herein by this reference).

   5.1                     Opinion of Hale and Dorr LLP.

  23.1                     Consent of Hale and Dorr LLP (included in Exhibit 5).

  23.2                     Consent of Ernst & Young LLP.

  23.3                     Consent of PricewaterhouseCoopers LLP.

  24.1 Power of Attorney (included in the signature pages of this Registration Statement).